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                                                                   EXHIBIT 10.42

                             APPLIED IMAGING, CORP.
                           RETENTION INCENTIVE PROGRAM

                           EFFECTIVE OCTOBER 19, 2001

I.   ABOUT THE PLAN
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The Applied Imaging, Corp. Retention Incentive Program (the "Program") has been established for eligible Participants of Applied Imaging, Corp., a Delaware corporation, (the "Company") in order to provide appropriate retention incentives to key officers and directors.

A Retention Bonus (if any) paid to you under the Program is in addition to any other incentives, pay or other benefits to which you may be entitled from the Company.

II.  ELIGIBILITY
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You are eligible to participate in the Program (that is, to become a
"Participant") if one of the following conditions is satisfied:

..    you are an Officer, or

..    you are an Outside Director.

III. QUALIFYING FOR A RETENTION BONUS
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     A.  General Rules
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You will be eligible for a Retention Bonus under the Program only if you are a
Participant upon the occurrence of a Triggering Event, Subsequent Triggering Event or if you are Involuntarily Terminated.

     B.  Cessation of Status as a Participant
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You will cease being a Participant, and will therefore not be entitled to receive any Retention Bonus under the Program, immediately upon the first date on which you:

..    receive your full Retention Bonus under this Program;

..    voluntarily terminate employment with the Company;

..    are terminated for Cause by the Company.

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     C.   Triggering Event
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A Triggering Event occurs on any of the following:

..    a Change of Control; or

..    December 31, 2002.


     D.   Subsequent Triggering Event
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A Subsequent Triggering Event occurs upon any of the following:

..    December 31, 2003;

..    the six (6) month anniversary following a Change of Control; or

..    an Involuntary Termination.

     E.   Qualification Limitation
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No Participant shall be entitled to receive a Retention Bonus as both an Outside
Director and as an Employee.

IV.  AMOUNT OF YOUR RETENTION BONUS
     ------------------------------

The amount of your Retention Bonus will be as follows:

..    in the event you are an Outside Director, upon the occurrence of a (i)
     Triggering Event you will be entitled to receive $50,000 and/or (ii) Subsequent Triggering Event you will be entitled to receive $50,000; or

..    in the event you are an Officer, upon the occurrence of a (i) Triggering
     Event you will be entitled to receive a payment equal to fifty percent (50%) of your annual base salary as is in effect upon the date of the Triggering Event; and/or (ii) Subsequent Triggering Event you will be entitled to a payment equal to fifty percent (50%) of your annual base salary as is in effect upon the date of the Triggering Event.

V.   TAXATION OF BENEFITS
     --------------------

Your Retention Bonus is ordinary income for tax purposes and will be subject to withholding taxes. At the time of payment of your Retention Bonus, the Company will deduct applicable withholding taxes.

VI.  ADMINISTRATION
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The Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Program, and to construe and interpret the Program and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Program, including, but not limited to, the eligibility to participate in the Program and amount of the Retention Bonus payable under the Program. The rules, interpretations, computations and other actions of the Administrator shall be binding and conclusive on all persons.

VII.   AMENDMENT, MODIFICATION AND TERMINATION
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The Administrator expressly reserves the right to amend, modify or terminate the
Program, including whether to pay a Retention Bonus provided by the Program upon the occurrence of a Triggering Event or Subsequent Triggering Event, at any time and for any reason; provided; however, that no such amendment, modification or termination shall affect the right of a Participant to receive any Retention Bonus upon or following the occurrence of a Change of Control, unless expressly consented to in writing between the Company and the Participant.

VIII.  AT WILL EMPLOYMENT
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The Program is neither intended to confer upon any Participant any right with respect to continuing the Participant's relationship as an Employee or Director with the Company, nor shall it interfere in any way with an Officer's right or the Company's right to terminate such relationship at any time, with or without cause, and with or without notice.

IX.    NO ASSIGNMENT OR TRANSFER BY PARTICIPANT
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None of the rights, benefits, obligations or duties under the Program may be assigned or transferred by any Participant.

X.     GOVERNING LAW
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The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of California.

XI.    BINDING ON SUCCESSORS
       ---------------------

This Agreement will be binding on any Successor of the Company. Any Successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.

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                                   DEFINITIONS
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"Administrator" means the Board or the board of directors of a Successor.

"Board" means the board of directors of the Company.

"Cause" means (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee, (ii) Employee's conviction of a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes misconduct and is injurious to the Company, or
(iv) continued willful violations by the Employee of the Employee's obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

"Change of Control" means the occurrence of any of the following events: (ii) the approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;
(iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors.

"Director" means a member of the Company's Board.

"Employee" means any person employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

"Incumbent Directors" means directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

"Involuntary Termination" means: (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the

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Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains as such following a Change of Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute an "Involuntary Termination;" (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) following a Change of Control, without the Employee's express written consent, a reduction by the Company of the Employee's base salary as in effect immediately prior to such reduction;
(iv) following a change of control, without the Employee's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) following a change of control, without the Employee's express written consent, the relocation of the Employee to a facility or a location more than thirty-five (35) miles from his current location; (vi) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; (vii) the removal of an Outside Director from the board of directors of the Company or the unwillingness of the Successor to make the Outside Director a member of Successor's board of directors; or (viii) the failure of the Company to obtain the assumption of this Agreement by any Successor.

"Officer" means an Employee who is a vice-president, president or chief executive officer of the Company.

"Outside Director" means a Director who is not an Employee of the Company.

"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

"Participant" has the meaning as set forth in section II herein.

"Retention Bonus" means the monetary benefit that you may be entitled to receive pursuant to the Program.

"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

"Successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.